HOLLYER BRADY SMITH & HINES LLP
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                  New York, NY 10176

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                                                   April 23, 2002


To the Trustees of Tax-Free Fund of Colorado

          We consent to the incorporation by reference into post-effective amendment No. 17 under the 1933 Act and No. 18 under the 1940 Act of our opinion dated April 23, 1998.


                                            Hollyer Brady Smith & Hines LLP

                                              /s/ W.L.D. Barrett


                                            by__________________________
                                                    Partner